Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bicycle Therapeutics plc of our report dated February 25, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Bicycle Therapeutics plc's Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP

Cambridge, United Kingdom

February 25, 2025

PricewaterhouseCoopers LLP, St. Johns Innovation Park, The Maurice Wilkes Building, Cowley Road, CAMBRIDGE CB4 0DS

T: +44 (0) 1223 460 055, F: +44 (0) 1223 552 336, www.pwc.co.uk

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH.PricewaterhouseCoopers LLP is authorised and regulated by the Financial Conduct Authority for designated investment business and by the Solicitors Regulation Authority for regulated legal activities.